Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 27, 2020 relating to the financial statements of Legacy Acquisition Corp, which is in that Prospectus. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

January 29, 2021